EXHIBIT 4.3
JUNIPER NETWORKS, INC.
2008 EMPLOYEE STOCK PURCHASE PLAN
     1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock through accumulated payroll deductions. The Company’s intention is to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code (the “423(b) Plan”), although the Company makes no undertaking nor representation to maintain such qualification. The provisions of the 423(b) Plan, accordingly, will be construed so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code. In addition, this Plan document authorizes the grant of rights to purchase stock that do not qualify under Section 423(b) of the Code (“Non-Section 423(b) Plan”) pursuant to rules, procedures or sub-plans adopted by the Board or Committee designed to achieve tax, securities law or other Company compliance objectives in particular locations outside the United States. Such references to the Plan include the 423(b) and the Non-Section 423(b) Plan components.
     If grants are intended to be made under the Non-Section 423(b) Plan, they will be designated as such at the time of grant.
     2. Definitions.
          (a) “Administrator” means the Board or any Committee designated by the Board to administer the Plan pursuant to Section 14.
          (b) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.
          (c) “Board” means the Board of Directors of the Company.
          (d) “Change in Control” means the occurrence of any of the following events:
               (i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or
               (ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or
               (iii) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; or
               (iv) A change in the composition of the Board occurring within a two (2) year period, as a result of which less than a majority of the Directors are Incumbent Directors. “Incumbent Directors” means Directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of Directors to the Company).
          (e) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.
          (f) “Committee” means a committee of the Board appointed in accordance with Section 14 hereof.
          (g) “Common Stock” means the common stock of the Company.
          (h) “Company” means Juniper Networks, Inc., a Delaware corporation.
          (i) “Compensation” means an Employee’s base straight time gross earnings and commissions, exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, sales commission, and other compensation.
          (j) “Designated Subsidiary” means any Parent or Subsidiary that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan.
          (k) “Director” means a member of the Board.
          (l) “Employee” means any individual who is a common law employee of an Employer and is customarily employed for at least twenty (20) hours per week and more than five (5) months in any calendar year by the Employer, provided, however that under the Non-Section 423(b) Plan, the Board or Committee appointed by the Board may determine that Employees are eligible to participate in the Plan even if they are employed for less than twenty (20) hours per week or less than five (5) months in any calendar year by the Employer, if such Employee has a right to participate in the Plan under applicable law. For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence that the Employer approves. Where the period of leave exceeds ninety (90) days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the ninety-first (91st) day of such leave.

          (m) “Employer” means any one or all of the Company and its Designated Subsidiaries.
          (n) “Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.
          (o) “Exercise Date” means the last day of each Offering Period.
          (p) “Fair Market Value” means, as of any date and unless the Administrator determines otherwise, the value of Common Stock determined as follows:
               (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
               (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value will be the mean of the closing bid and asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
               (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof will be determined in good faith by the Administrator; or
          (q) “Fiscal Year” means the fiscal year of the Company.
          (r) “New Exercise Date” means a new Exercise Date implemented by shortening any Offering Period then in progress.
          (s) “Non-Section 423(b) Plan” shall mean an employee stock purchase plan which does not meet the requirements set forth in Section 423(b) of the Code, as amended.
          (t) “Offering Date” means the first Trading Day of each Offering Period.
          (u) “Offering Period” means a period of approximately six (6) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after February 1 and terminating on the last Trading Day in the period ending the following July 31, or commencing on the first Trading Day on or after August 1 and terminating on the last Trading Day in the period ending the following January 31. The duration and timing of Offering Periods may be changed pursuant to Sections 4, 20 and 21.
          (v) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (w) “Plan” means this Juniper Networks, Inc. 2008 Employee Stock Purchase Plan., which includes a Section 423(b) Plan and a Non-Section 423(b) Plan. Unless specified otherwise, references to the Plan herein shall refer to the Section 423(b) Plan.
          (x) “Purchase Price” means an amount equal to eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Offering Date or on the Exercise Date, whichever is lower; provided however, that the Purchase Price may be determined for future Offering Periods pursuant to Section 20.
          (y) “Section 423(b) Plan” means an employee stock purchase plan which is designed to meet the requirements set forth in Section 423(b) of the Code, as amended. The provisions of the 423(b) Plan shall be construed, administered and enforced in accordance with Section 423(b) of the Code.
          (z) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
          (aa) “Trading Day” means a day on which the national stock exchanges and the Nasdaq System are open for trading.
     3. Eligibility.
          (a) Offering Periods. Any individual who is an Employee on a given Offering Date will be eligible to participate in such Offering Period, subject to the requirements of Section 5.
          (b) Limitations. Any provisions of the Plan to the contrary notwithstanding, no Employee will be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or any Parent or Subsidiary of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any Parent or Subsidiary of the Company accrues at a rate which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the Fair Market Value of the stock at the time such option is granted) for each calendar year in which such option is outstanding at any time.
     4. Offering Periods. The Plan will be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after February 1 and August 1 each year, or on such other date as the Administrator will determine. The Administrator will have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.
     5. Participation. An Employee may participate in the Plan pursuant to Section 3(a) by (i) submitting to the Company’s payroll office (or its designee), on or before a date prescribed by the Administrator prior to an applicable Offering Date, a properly completed subscription agreement authorizing payroll deductions in the form provided by the Administrator (which may be similar to the form attached hereto as Exhibit A) for such purpose, or (ii) following an electronic or other enrollment procedure prescribed by the Administrator. Participants in the offering period under the Company’s 1999 Employee Stock Purchase Plan ending on or about January 30, 2009 shall, on termination of such offering period, automatically be enrolled in the Offering Period under this Plan commencing on the first Trading Day on or after February 1, 2009 at the same contribution levels as last elected under the 1999 Employee Stock Purchase Plan.
     6. Payroll Deductions.
          (a) At the time a participant enrolls in the Plan pursuant to Section 5, he or she will elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding ten percent (10%) of the Compensation which he or she receives on each pay day during the Offering Period. The Administrator, in its discretion, may decide that an Employee may submit contributions to the Non-Section
423(b) Plan by means other than payroll deductions. A participant’s subscription agreement will remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.
          (b) Payroll deductions for a participant will commence on the first pay day following the Offering Date and will end on the last pay day prior to the Exercise Date of such Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.
          (c) All payroll deductions made for a participant will be credited to his or her account under the Plan and will be withheld in whole percentages only. A participant may not make any additional payments into such account.
          (d) A participant may discontinue his or her participation in the Plan as provided in Section 10, or may decrease the rate of his or her payroll deductions during the Offering Period by (i) properly completing and submitting to the Company’s payroll office (or its designee), on or before a date prescribed by the Administrator prior to an applicable Exercise Date, a new subscription agreement authorizing the change in payroll deduction rate in the form provided by the Administrator for such purpose, or (ii) following an electronic or other procedure prescribed by the Administrator. If a participant has not followed such procedures to change the rate of payroll deductions, the rate of his or her payroll deductions will continue at the originally elected rate throughout the Offering Period and future Offering Periods (unless terminated as provided in Section 10). The Administrator may, in its sole discretion, limit the nature and/or number of payroll deduction rate changes that may be made by participants during any Offering Period. Any change in payroll deduction rate made pursuant to this Section 6(d) will be effective as of the first full payroll period following five (5) business days after the date on which the change is made by the participant.
          (e) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b), a participant’s payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period. Subject to Section 423(b)(8) of the Code and Section 3(b) hereof, payroll deductions will recommence at the rate originally elected by the participant effective as of the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10.

          (f) At the time the option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s or Employer’s federal, state, or any other tax withholding liability payable to any authority, national insurance, social security or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company or the Employer may, but will not be obligated to, withhold from the participant’s compensation the amount necessary for the Company or the Employer to meet applicable withholding obligations, including any withholding required to make available to the Company or the Employer any tax deductions or benefits attributable to the sale or early disposition of Common Stock by the Employee.
     7. Grant of Option. On the Offering Date of each Offering Period, each Employee participating in such Offering Period will be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing such Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the Employee’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event will an Employee be permitted to purchase during any twelve (12) month period more than six thousand (6,000) shares of the Common Stock (subject to any adjustment pursuant to Section 19), and provided further that such purchase will be subject to the limitations set forth in Sections 3(b) and 13. The Employee may accept the grant of such option with respect to any Offering Period under the Plan, by electing to participate in the Plan in accordance with the requirements of Section 5. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that each Employee may purchase during each Offering Period. Exercise of the option will occur as provided in Section 8, unless the participant has withdrawn pursuant to Section 10. The option will expire on the last day of the Offering Period.
     8. Exercise of Option.
          (a) Unless a participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares of Common Stock will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option will be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares of Common Stock will be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share will be retained in the participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in Section 10. Any other funds left over in a participant’s account after the Exercise Date will be returned to the participant. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.
          (b) If the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Offering Date of the applicable Offering Period, or (ii) the number of shares of Common Stock available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase on such Offering Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect or terminate all Offering Periods then in effect pursuant to Section 20. The Company may make a pro rata allocation of the shares available on the Offering Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Offering Date.
     9. Delivery. As soon as reasonably practicable after each Exercise Date on which a purchase of shares of Common Stock occurs, the Company will arrange the delivery to each participant the shares purchased upon exercise of his or her option in a form determined by the Administrator (in its sole discretion) and pursuant to rules established by the Administrator. No participant will have any voting, dividend, or other stockholder rights with respect to shares of Common Stock subject to any option granted under the Plan until such shares have been purchased and delivered to the participant as provided in this Section 9.
     10. Withdrawal.
          (a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by (i) submitting to the Company’s payroll office (or its designee) a written notice of withdrawal in the form prescribed by the Administrator for such purpose (which may be similar to the form attached hereto as Exhibit B), or (ii) following an electronic or other withdrawal procedure prescribed by the Administrator. All of the participant’s payroll deductions credited to his or her account will be paid to such participant promptly after receipt of notice of withdrawal and such participant’s option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period, unless the participant re-enrolls in the Plan in accordance with the provisions of Section 5.
          (b) A participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.
     11. Termination of Employment. Upon a participant’s ceasing to be an Eligible Employee, for any reason, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant’s account during the Offering Period but not yet used to purchase shares of Common Stock under the Plan will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15, and such participant’s option will be automatically terminated.
     12. Interest. No interest will accrue on the payroll deductions of a participant in the Plan.
     13. Stock.

          (a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of Common Stock which will be made available for sale under the Plan will be twelve million (12,000,000) shares.
          (b) Until the shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a participant will only have the rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a stockholder will exist with respect to such shares.
          (c) Shares of Common Stock to be delivered to a participant under the Plan will be registered in the name of the participant or, at the sole discretion of the Company, in the name of the participant and his or her spouse.
     14. Administration. The Plan will be administered by the Board or a Committee appointed by the Board, which Committee will be constituted to comply with Applicable Laws. The Administrator will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Administrator will, to the full extent permitted by law, be final and binding upon all parties. Notwithstanding any provision to the contrary in this Plan, and, with respect to the Section 423(b) Plan, to the extent permissible under Code Section 423 and proposed or final Treasury Regulations promulgated thereunder (and other Internal Revenue Service guidance), the Administrator may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures for jurisdictions outside of the United States. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding handling payroll deductions, making of contributions to the Plan, defining eligible Compensation, establishment of bank or trust accounts to hold payroll deductions, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates which vary with local requirements.
     The Administrator may also adopt rules, procedures or sub-plans applicable to particular Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Code Section 423. The rules of such sub-plans may take precedence over other provisions of this Plan, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan. To the extent inconsistent with the requirements of Section 423, such sub-plan shall be considered part of the Non-Section 423(b) Plan, and rights granted thereunder shall not be considered to comply with Code Section 423.
     15. Designation of Beneficiary.
          (a) At the sole discretion of the Administrator, a participant may file a designation of a beneficiary who is to receive any shares of Common Stock and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent will be required for such designation to be effective.
          (b) Such designation of beneficiary may be changed by the participant at any time by notice in a form determined by the Administrator. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company will deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
          (c) All beneficiary designations will be in such form and manner as the Administrator may designate from time to time.
     16. Transferability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.
     17. Use of Funds. The Company may use all payroll deductions received or held by it under the Plan for any corporate purpose, and the Company will not be obligated to segregate such payroll deductions. Until shares of Common Stock are issued, participants will only have the rights of an unsecured creditor with respect to such shares.
     18. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.
     19. Adjustments, Dissolution, Liquidation, Merger or Change in Control.
          (a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock occurs, the Administrator, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number and class of Common Stock which may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised, and the numerical limits of Sections 7 and 13.

          (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a New Exercise Date, and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date will be before the date of the Company’s proposed dissolution or liquidation. The Administrator will notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.
          (c) Merger or Change in Control. In the event of a merger or Change in Control, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period with respect to which such option relates will be shortened by setting a New Exercise Date and will end on the New Exercise Date. The New Exercise Date will occur before the date of the Company’s proposed merger or Change in Control. The Administrator will notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.
     20. Amendment or Termination.
          (a) The Administrator, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason; provided, however, that adding additional shares available for sale under the Plan (other than pursuant to Section 19(a)) shall require stockholder approval. If the Plan is terminated, the Administrator, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Common Stock on the next Exercise Date (which may be sooner than originally scheduled, if determined by the Administrator in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 19). If the Offering Periods are terminated prior to expiration, all amounts then credited to participants’ accounts which have not been used to purchase shares of Common Stock will be returned to the participants (without interest thereon, except as otherwise required under local laws) as soon as administratively practicable.
          (b) Without stockholder consent and without limiting Section 20(a), the Administrator will be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.
          (c) In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequence including, but not limited to:
               (i) amending the Plan to conform with the safe harbor definition under Statement of Financial Accounting Standards 123(R), including with respect to an Offering Period underway at the time;
               (ii) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;
               (iii) shortening any Offering Period by setting a New Exercise Date, including an Offering Period underway at the time of the Administrator action;
               (iv) reducing the maximum percentage of Compensation a participant may elect to set aside as payroll deductions; and
               (v) reducing the maximum number of shares a participant may purchase during any Offering Period.
     Such modifications or amendments will not require stockholder approval or the consent of any Plan participants.
     21. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
     22. Conditions Upon Issuance of Shares. Shares of Common Stock will not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto will comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance.
     As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

     23. Term of Plan. The Plan will become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It will continue in effect for a term of twenty (20) years, unless sooner terminated under Section 20.
     24. Reimbursement of Taxes. The Administrator shall have the discretion to require reimbursement from any Plan participant in full for any liability that the Company or the Employer incurs towards any tax paid or payable in respect to participant’s participation in the Plan, the grant of any option pursuant to the Plan, or the exercise of participant’s option, provided that such reimbursement is provided for in the subscription agreement. The Company may require security for such reimbursement of taxes as a precondition to participant participating in the Plan, the grant of any option, or the exercise of this option on behalf of Participant. The Administrator shall have the authority to approve additional documents or forms which may be requested by the Company for such security, collection or otherwise for reimbursement of such taxes to the Company.
     25. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

EXHIBIT A
JUNIPER NETWORKS, INC.
2008 EMPLOYEE STOCK PURCHASE PLAN
SUBSCRIPTION AGREEMENT

Original Application	Offering Date:

Change in Payroll Deduction Rate
Change of Beneficiary(ies)
     1.                                          hereby elects to participate in the Juniper Networks, Inc. 2008 Employee Stock Purchase Plan (the “Plan”) and subscribes to purchase shares of the Company’s Common Stock in accordance with this Subscription Agreement and the Plan.
     2. I hereby authorize payroll deductions from each paycheck in the amount of ___% of my Compensation on each payday (from 0 to 10%) during the Offering Period in accordance with the Plan. (Please note that no fractional percentages are permitted.)
     3. I understand that said payroll deductions will be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option and purchase Common Stock under the Plan.
     4. I have received a copy of the complete Plan and its accompanying prospectus. I understand that my participation in the Plan is in all respects subject to the terms of the Plan.
     5. Shares of Common Stock purchased for me under the Plan should be issued in the name(s) of (Eligible Employee or Eligible Employee and Spouse only).
     6. I understand that if I dispose of any shares received by me pursuant to the Employee Stock Purchase Plan within two (2) years after the Offering Date (the first day of the Offering Period during which I purchased such shares) or one (1) year after the Exercise Date, I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased by me over the price which I paid for the shares. I hereby agree to notify the Company in writing within thirty (30) days after the date of any disposition of my shares and I will make adequate provision for Federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the two (2)-year and one (1)-year holding periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (b) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.
     7. In the event that I am an Employee resident in India, I agree to reimburse or pay the Company or Indian Subsidiary, as applicable, in full for any liability that the Company or Indian Subsidiary incurs towards any fringe benefit tax (“FBT”) or other such tax paid or payable in respect of my participation in the Plan, the grant of any option pursuant to the Plan, or the exercise of my option. The Company or Indian Subsidiary may require security for such reimbursement of taxes as a precondition to my participation in the Plan, the grant of any option, or the exercise of the option on my behalf and I agree to execute any additional documents requested by the Company or Indian Subsidiary in connection with my FBT or other tax reimbursement obligation.
     8. I hereby agree to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.
     9. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Employee Stock Purchase Plan:

NAME: (please print)

	First		Middle	Last

Relationship

Percentage Benefit

Address

NAME: (please print)

	First		Middle	Last

Relationship

Percentage Benefit

Address

Employee’s Social Security Number:

Employee’s Address:

     I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT WILL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

Dated:

Signature of Employee

Dated:

Spouse’s Signature (If beneficiary other than spouse)

EXHIBIT B
JUNIPER NETWORKS, INC.
2008 EMPLOYEE STOCK PURCHASE PLAN
NOTICE OF WITHDRAWAL
     The undersigned participant in the Offering Period of the Juniper Networks Inc. 2008 Employee Stock Purchase Plan that began on                                         ,                      (the “Offering Date”) hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned will be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.

Name and Address of Participant:

Signature:

Date: